SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report
(Date of earliest event reported) October 23, 2001
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                           GENERAL MOTORS CORPORATION
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                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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                                      - 1 -
ITEM 5. OTHER EVENTS

      On October 23, 2001, Moody's Investors Service issued a news release lowering the long-term and short-term ratings of General Motors Corporation (GM) and confirming the long-term and short-term ratings of our financial services subsidiary, General Motors Acceptance Corp. (GMAC). The release is as follows:

Approximately $100 Billion of Debt Securities Affected.

      NEW YORK, October 23, 2001 -- Moody's Investors Service lowered the long-term rating (from A2 to A3) and short-term ratings (from Prime-1 to Prime-2) of General Motors Corporation (GM), and confirmed the A2 long-term and Prime-1 short-term ratings of General Motors Acceptance Corporation. The rating outlook for both companies is negative. These rating actions conclude a review for possible downgrade that was initiated on August 17, 2001.

      The downgrade of GM's rating reflects the erosion in the company's longer-term competitive position in North America. This erosion stems from the increasingly competitive environment in the high-margin U.S. SUV, light truck and minivan markets, which accounts for the majority of GM's earnings and cash flow. Moreover, the returns generated by GM's domestic car operations and its international business have been chronically poor. In contrast, many of its non-U.S. competitors have a stronger and more diversified earnings stream: they earn acceptable returns on cars sold in the U.S.; they have a U.S. customer base that is generally younger and more affluent than that of GM; they are entering the lucrative U.S. truck, SUV and minivan markets; and, they also enjoy solid profitability in their domestic markets.

      This weakening in GM's competitive position is occurring as the U.S. automobile market is entering a cyclical downturn that could be exacerbated by the aftermath of the September 11th terrorist attacks. This will create a very challenging near-term environment for the company, and will result in weak cash generation and debt protection measures through 2002 and possibly into 2003. In response, we expect that GM, similar to other U.S.-based automotive manufacturers, may have to undertake a range of initiatives that will reduce capacity and lower breakeven levels. The success of such initiatives would be critical in GM's ability to generate an adequate rebound in financial performance as the U.S automotive sector recovers.

      Subsequent to past cyclical downturns, various restructuring and product enhancement programs undertaken by GM, in combination with rising demand, have enabled it to enjoy a robust recovery in earning, cash generation and debt protection measures. GM's ability to successfully lay the groundwork for an operational and financial recovery when the U.S. market picks up will be critical to sustaining the current rating level and to avoiding additional pressure on the A3 rating.

      The negative outlook reflects the considerable uncertainty surrounding the potential depth and duration of the current downturn, the scope of any restructuring efforts that might ultimately be implemented by the company, and the degree to which its financial performance will improve when demand recovers. We expect that over the coming quarters, the likely severity of the U.S. downturn, as well as GM's ability to resize its operating structure, will become clearer.
                                      - 2 -

      During this period, Moody's will have an opportunity to more precisely assess the timing and magnitude of the cash costs associated with the full range of any initiatives undertaken by GM, the impact that these efforts will have on the company's fixed cost position and break-even levels, and the degree to which the company can lay an effective foundation for strengthening its financial performance beyond 2002. Important considerations in assessing this foundation will include: 1) GM's ability to lower its fixed cost structure, consolidate platforms, and achieve additional efficiencies in both its supplier and dealer networks; and 2) the market share, pricing and industry-shipment assumptions that are the back drop for GM's future operating model.

      Moody's believes that several factors will materially increase the challenges that GM faces in any attempt to restructure its operating model, contend with lower demand, and preserve a competitive position in its key markets. These factors include: 1) the erosion in financial flexibility attendant to the significant decline in the value of GM's ownership in Hughes Electronics; 2) the long-term challenge of re-invigorating the Cadillac and Saab brands in an increasingly competitive luxury car segment; and 3) the need to establish a more competitive brand image for its broad line of domestic automobiles.

      The confirmation of GMAC's ratings is based on the company's sound operating and financial position, the high quality and liquidity of its assets, the importance of its auto finance operations to GM, and the relatively stronger position of the finance company's creditors vis-a-vis the parent's. The finance subsidiary's ratings are closely linked with GM's given the interrelationship and business ties between the two companies; and most rating movements for GM would produce a corresponding movement in GMAC's ratings. Yet Moody's expects GMAC to remain positioned to operate as a prudent finance company, with more stable business metrics through economic cycles. Moody's believes that these finance company characteristics present an incrementally better credit proposition for debt investors than do the parent's, and the one-notch rating differential reflects this conclusion.

      Moody's believes that GMAC is a well-managed, technologically sophisticated finance company. The company has operated with sound levels of alternative liquidity to support both its debt-paying ability and its ongoing business operations through market stresses, and is well-positioned today. Short-term debt levels have declined materially through 2001, with the finance company making greater use of the long-term unsecured markets, as well as the structured finance markets. One consequence is a vastly increased level of bank line coverage of outstanding commercial paper.

      Moody's also noted that weakness in the auto market, and the economy generally, will continue to be adverse credit factors: borrower performance is weakening, GM's new car volumes and pricing are facing pressure, and the residual valuations on off-lease vehicles are under stress. Yet Moody's believes that GMAC's underwriting, pricing and credit reserve policies, as well as its solid capital levels, provide appropriate protection against auto market cyclicality.




                                      - 3 -

      Moody's also indicated that GMAC's mortgage and ancillary businesses have become solid contributors to GMAC's income stream, and add a level of diversity to the business. GMAC has a substantial market presence in both the residential and commercial mortgage sectors. Each of these sectors could also prove cyclical, with residential mortgage performance proving sensitive to prevailing interest rates.

      GMAC's overall position is strongly influenced by its multifaceted relationship with GM, and by mortgage market dynamics. GM's new car sales volume directly influences GMAC's origination volumes, and car quality and pricing influence lease residual valuations. The parent's marketing policies influence the loan-versus-lease decision and borrower quality, with deep incentives attracting higher-quality borrowers. Also, GM may become an obligor to GMAC from time-to-time in respect of intercompany dealings, although such transactions are not material in size.

      Nonetheless, Moody's believes that the position of GMAC's debt holders is and will remain incrementally stronger than that of GM's creditors. The rating agency concluded that GMAC's debt and equity constituents are both motivated to ensure that the company maintains sufficiently prudent financial metrics, operating standards, and asset quality measures to continue its auto finance operations through any range of stresses. GMAC's auto finance operations provide exceptional services to GM by ensuring that financing is available to its dealers and targeted retail customers, even through economic stresses, and by serving as a customer relations link. In this regard, the highly liquid nature of prime auto finance loans, including a deep securitization market, provides flexibility for the finance company to provide these services, even through a difficult environment, if it continues to operate prudently. These strong economic motivations for GM and GMAC drive Moody's to believe that the current protocols of intercompany independence will be broadly maintained.

      Moody's long-term debt ratings are opinions about the likelihood of default as well as recovery or loss upon default. In light of its expectations as to GMAC's ongoing operations, the rating agency indicated that the superior recovery prospects for the finance company creditors, although unlikely to be tested, warrants a single notch rating differential from the manufacturing parent.

      General Motors Corporation, headquartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the worlds largest non-bank financial institutions.











                                      - 4 -


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    October 24, 2001
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                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)























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